BY-LAWS

                                       OF

                           5B TECHNOLOGIES CORPORATION
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                                TABLE OF CONTENTS

                                                                          Page
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ARTICLE I - OFFICES..........................................................1
      Section 1.  Registered Office and Agent:...............................1
      Section 2.  Offices....................................................1

ARTICLE II - SEAL............................................................1
      Section 1.  Corporate Seal.............................................1

ARTICLE III - STOCKHOLDERS' MEETINGS.........................................1
      Section 1.  General....................................................1
      Section 2.  Annual Meeting.............................................2
      Section 3.  No Ballot Required.........................................2
      Section 4.  Special Meetings...........................................2
      Section 5.  Quorum.....................................................2
      Section 6.  Vote Required..............................................3
      Section 7.  Proxies....................................................3
      Section 8.  Notice of Meetings.........................................3
      Section 9.  Consent in Lieu of Meetings................................4
      Section 10. List of Stockholders.......................................4
      Section 11. Conduct of Stockholders' Meetings..........................4

ARTICLE IV - DIRECTORS.......................................................5
      Section 1.  General....................................................5
      Section 2.  Regular Meetings...........................................5
      Section 3.  Special Meetings...........................................5
      Section 4.  Quorum, Voting.............................................6
      Section 5.  Consent in Lieu of Meeting.................................6
      Section 6.  Conference Telephone.......................................6
      Section 7.  Compensation...............................................6
      Section 8.  Removal....................................................7
      Section 9.  Committees.................................................7

ARTICLE V - ARTICLE V - OFFICERS.............................................8
      Section 1.  General....................................................8
      Section 2.  Salaries...................................................8
      Section 3.  Term of  Office............................................8
      Section 4.  Chairman...................................................9
      Section 5.  Chief Executive Officer(s).................................9
      Section 6.  President..................................................9
      Section 7.  Vice Presidents............................................9
      Section 8.  Secretary and Assistant Secretaries........................9
      Section 9.  Treasurer and Assistant Treasurers........................10
      Section 10. Other Officers............................................11


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ARTICLE VI - STOCK CERTIFICATES, RECORD DATE, DIVIDENDS, ETC................11
      Section 1.  Stock Certificates........................................11
      Section 2.  Record Holders............................................11
      Section 3.  Transfers of Stock........................................12
      Section 4.  Lost Certificate..........................................12
      Section 5.  Record Date...............................................12
      Section 6.  Dividends.................................................13

ARTICLE VII - MISCELLANEOUS PROVISIONS......................................14
      Section 1.  Checks....................................................14
      Section 2.  Fiscal Year...............................................14
      Section 3.  Notice....................................................14
      Section 4.  Waiver of  Notice.........................................14
      Section 5.  Resignations..............................................15

ARTICLE VIII - ANNUAL STATEMENT.............................................15
      Section 1.  ..........................................................15

ARTICLE IX - AMENDMENTS.....................................................15
      Section 1.  ..........................................................15

ARTICLE X - INDEMNIFICATION.................................................15
      Section 1.  Indemnity in Third-Party Actions .........................15
      Section 2.  Indemnity in Suits By or in right of Corporation..........16
      Section 3.  Expenses in Successful Defense............................17
      Section 4.  Determination of Proper Indemnification...................17
      Section 5.  Advance of Expenses.......................................17
      Section 6.  Non-Exclusivity...........................................17
      Section 7.  Continuing Coverage.......................................18
      Section 8.  Insurance.................................................18
      Section 9.  Definition of "the Corporation"...........................18
      Section 10. Certain Definitions.......................................19
      Section 11. Retroactive Effect........................................19


                                      (ii)
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                                     By-Laws

                                       of

                           5B TECHNOLOGIES CORPORATION

                               ARTICLE I - OFFICES

      Section 1. Registered Office and Agent: The registered office of the Corporation in the state of Delaware shall be at 1013 Centre Road in the City of Wilmington, County of New Castle, Delaware 19805-1297. The registered agent in charge thereof shall be Corporation Service Company.

      Section 2. Offices: The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors (the "Board") may from time to time appoint or the business of the Corporation may require.

                               ARTICLE II - SEAL

      Section 1. Corporate Seal: The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by having it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                      ARTICLE III - STOCKHOLDERS' MEETINGS

      Section 1. General: All meetings of the stockholders shall be held at the executive offices of the Corporation or at such other place, either within or without the State of Delaware, as may be stated from time to time by the Board in a notice of the meeting or in a duly executed waiver of notice thereof.
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      Section 2. Annual Meeting: An annual meeting of the stockholders shall be held in each year for the election of directors and to transact such other business as may properly be brought before the meeting at such time and place as the Board shall determine and set forth in a written notice provided stockholders in accordance with Section 8 of this Article 1.

      Section 3. No Ballot Required: Elections of the directors of the Corporation need not be by written ballot.

      Section 4. Special Meetings: Special meetings of the stockholders may be called at any time by the Board or by stockholders entitled to cast at least a majority in amount of the votes which all stockholders are entitled to cast at the particular meeting. Upon the written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to give due notice thereof stating the time, place and purpose thereof. If the Secretary shall neglect or refuse to fix the date of the special meeting and give notice thereof in accordance with Section 8 of this Article I, the person or persons calling such meeting may do so. Business transacted at all special meetings shall be confined to the subjects stated in the notice and matters germane thereto.

      Section 5. Quorum: Except as otherwise provided by applicable law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting of stockholders at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of sufficient stockholders to reduce the remaining number below that which constitutes a quorum.


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      Section 6. Vote Required: When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law or the Corporation's Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, unless otherwise provided for in the Corporation's Certificate of Incorporation.

      Section 7. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

      A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

      Section 8. Notice of Meetings: Whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given to each stockholder of record as determined in accordance with Section 5 of Article VI, not less than ten (10) days nor more than sixty (60) days before the date of the meeting. The foregoing notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.


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      Section 9. Consent in Lieu of Meetings: Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders of record who have not consented in writing in accordance with applicable law.

      Section 10. List of Stockholders: The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) business days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list of stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of not less than ten (10) business days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is held. The list shall also be produced and kept at the meeting during the entire duration thereof, and may be inspected by any stockholder who is present thereat.

      Section 11. Conduct of Stockholders' Meetings: The Chairman, or in his absence the Chief Executive Officer(s), or in their absence a Vice-President designated by the Board, shall call to order meetings of stockholders and shall act as chairman of such meetings. If the Board fails to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman, the Chief Executive Officer(s), and all


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Vice-Presidents. The Secretary of the Corporation shall act as secretary of all meetings of stockholders but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

                             ARTICLE IV - DIRECTORS

      Section 1. General: The business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of such number of directors as shall be established from time to time by resolution adopted by the affirmative vote of a majority of the entire Board, provided that the number shall not be less than two (2) nor more than ten (10). A director shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to his prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

      Section 2. Regular Meetings: The Board may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board shall be held immediately after and at the same place as the meeting of the stockholders at which it was elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board may be held without notice of such time and at such place as shall from time to time be determined by the Board.

      Section 3. Special Meetings: Special meetings of the Board may be called by the Chief Executive Officer on two (2) days' notice to each director, either personally or by mail, overnight courier, facsimile or telegram. Special meetings shall be called by the Chief Executive


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Officer or the Secretary in like manner and on like notice upon the written request of any two (2) directors in office.

      Section 4. Quorum, Voting: A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board. In the absence of a quorum, a majority of those present (or if only one is present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by applicable law or by the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board and the vote of a majority of the members of any committee of the Board shall constitute the act of such committee. Meetings shall be presided over by the Chairman or, in his absence, by the Chief Executive Officer(s), or in the absence of both, by such other person as the Board may select. The Secretary of the Corporation shall act as secretary of the meeting, but -in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 5. Consent in Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board, or at any committee thereof, may be taken without a meeting if all the members of the Board or particular committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as appropriate.

      Section 6. Conference Telephone: One or more directors may participate in a meeting of the Board, or of any committee thereof, by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other; and participation in this manner shall constitute presence in person at such meeting.

      Section 7. Compensation: The Board may determine the compensation of directors who are not also officers or employees of the Corporation. In addition, as determined by the Board,


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directors may be reimbursed by the Corporation for travel expenses, if any, incurred by them in attending any meetings of the Board or any committee thereof. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 8. Removal: Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

      Section 9. Committees: The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property or assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the by-laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. By similar vote, the Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a


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quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Meetings of such committees of the Board may be held at any place, without or without the State of Delaware, from time to time designated by the Board or the committee. Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board or the committee and no notice shall be required for any regular meeting. A special meeting of any such committee may be called, on two (2) days' notice to each member of such committee, either personally or by mail, overnight courier, facsimile or telegram, by resolution of the Board or by the Secretary or an Assistant Secretary upon the request of any member of the committee. Any such committee may make rules for holding and conducting its meetings.

                              ARTICLE V - OFFICERS

      Section 1. General: The executive officers of the Corporation shall be chosen by the directors and shall consist of a Chief Executive Officer or Co-Chief Executive Officers, President, Secretary and Treasurer. The Board may also choose a Chairman, one or more Vice-Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

      Section 2. Salaries: The salaries of all officers and agents of the Corporation shall be fixed by the Board or any committee thereof.

      Section 3. Term of Office: Office: The officers of the Corporation shall hold office for such term as the Board shall fix and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its Judgment the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation shall be filled by the Board.


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      Section 4. Chairman: The Chairman shall have the general powers and duties of supervision and management usually vested in the office of the Chairman of a corporation.

      Section 5. Chief Executive Officer(s): The Chief Executive Officer or Co-Chief Executive Officers shall have the general powers and duties of supervision and management of the Corporation, including responsibility for the establishment and supervision of all policies of the Corporation, subject to the control of the Board. In the absence of a President, the Chief Executive Officer or Officers shall have the powers prescribed to the President.

      Section 6. President: The President shall have responsibility for the day-to-day management of the business of the Corporation subject to the control of the Board, and shall ensure that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. The President shall be directly answerable to the Chief Executive Officer.

      Section 7. Vice Presidents: The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board, shall, in the absence or disability of the Chairman, Chief Executive Officer(s) and the President, perform the duties and exercise the powers of the Chairman, Chief Executive Officer(s) and the President. The Vice-Presidents shall each report to the President or such other person as may be designated by the Board. The Vice-Presidents may be responsible for a single function or department or for more than one function or department. The Vice-Presidents shall perform such duties and have such powers as the Board, the Chairman, Chief Executive Officer(s) or the President may from time to time prescribe.

      Section 8. Secretary and Assistant Secretaries: Secretaries: The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board, and shall perform


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such other duties as may be prescribed by the Board or the Chief Executive
Officer(s). The Secretary shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, shall affix the same to any instrument requiring such corporate seal. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the power of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe. Assistant Secretaries shall report to the Secretary.

      Section 9. Treasurer and Assistant Treasurers: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or the Chief Executive Officer(s), taking proper vouchers for such disbursements, and shall render to the Chairman, Chief Executive Officer(s), President, the Vice President responsible for financial matters and the Board, at the regular meetings of the Board, or whenever they may require it, an accounting of all his transact-Ions as Treasurer and of the financial condition of the Corporation. The Treasurer shall report directly to the Vice-President responsible for financial matters, or to such other person as may be designated by the Chairman, the Chief Executive Officer(s) or the Board. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board,


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shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe. The Assistant Treasurers shall report to the Treasurer.

      Section 10. Other Officers: The Board may appoint such other officers and agents as it shall deem necessary or appropriate in order to carry out the business of the Corporation who shall have such power and authority as may be delegated to them by the Board, the Chairman, the Chief Executive Officer(s) or the President of the Corporation.

          ARTICLE VI - STOCK CERTIFICATES, RECORD DATE, DIVIDENDS, ETC.

      Section 1. Stock Certificates: Shares of capital stock of the Corporation shall be represented by certificates. The stock certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall bear the corporate seal and shall be signed by the Chairman, Chief Executive Officer(s), President or any Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation. In case of any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued or delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 2. Record Holders: The Corporation shall for all purposes be entitled to treat a person registered on its books as the owner of shares, as the owner of those shares, with the exclusive right, among other things, to receive dividends and notifications and to vote with regard to those shares. The Corporation shall be entitled to hold a person registered on its books as the


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owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

      Section 3. Transfers of Stock: Shares of capital stock of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney, pursuant to applicable law and such rules and regulations as the Board shall from time to time prescribe. Any shares represented by a certificate shall be transferable only upon surrender of the certificate therefor with an assignment endorsed thereon or attached thereto and duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require.

      Section 4. Lost Certificate: The Corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen, mutilated or destroyed upon the making of an affidavit of that fact by the person claiming such fact; and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section 5. Record Date: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60)


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days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

      If no record date is fixed:

      (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice Is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

      (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed.

      (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      Section 6. Dividends: Dividends upon the capital stock of the Corporation, subject to the I provisions, 1 if any, of the Certificate of Incorporation, may be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other


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purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserves in the manner in which it was created.

                     ARTICLE VII - MISCELLANEOUS PROVISIONS

      Section 1. Checks: All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board may from time to time designate.

      Section 2. Fiscal Year: The fiscal year of the Corporation shall be the calendar year.

      Section 3. Notice: Whenever written notice is required to be given to any stockholder or director, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to such person's address appearing on the books of the Corporation, or supplied by such person to the Corporation for the purpose of receiving notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Notices to directors may be also be given by overnight courier, by telegram or by facsimile transmission at their addresses appearing on the books of the Corporation.

      Section 4. Waiver of Notice: Whenever any written notice is required by law, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.


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      Section 5. Resignations: Any director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the Corporation, unless some time is fixed in the resignation and then from the date specified therein. The acceptance of a resignation shall not be required to make it effective.

                         ARTICLE VIII - ANNUAL STATEMENT

      Section 1. The Board and President shall present at each annual meeting of stockholders a full and complete statement of the business and affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board shall deem advisable and need not be verified by a certified public accountant.

                             ARTICLE IX - AMENDMENTS

      Section 1. Except as otherwise provided in the Certificate of Incorporation, these By-Laws may be altered, amended or repealed from time to time by the Board by affirmative vote of a majority of the whole Board. These By-Laws may also be altered, amended or repealed at any annual or special meeting of stockholders. Notice of such proposed alteration, amendment or repeal setting forth the substance or text thereof shall be included in the notice of any meeting of the Board or stockholders called to consider any such alteration, amendment or repeal.

                           ARTICLE X - INDEMNIFICATION

      Section 1. Indemnity in Third-Party Actions: The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint


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

venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

      Section 2. Indemnity in Suits By or in Right of Corporation: Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, ending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which any person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case,


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

such person is fairly and reasonably entitled to indemnity for his expenses which the Court of Chancery or such other court shall deem proper.

      Section 3. Expenses in Successful Defense: To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by the person in connection therewith.

      Section 4. Determination of Proper Indemnification: Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2. Such determination shall be made: (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion; or (iii) by the stockholders.

      Section 5. Advance of Expenses: Expenses incurred by an officer, director, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or any threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

      Section 6. Non-Exclusivity: The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive


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of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in any other capacity while holding such office(s).

      Section 7. Continuing Coverage: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 8. Insurance: The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      Section 9. Definition of "the Corporation": References in this Article to "the Corporation" will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to the constituent corporation if its separate existence had continued.


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

      Section 10. Certain Definitions: For purposes of this Article, references to "other enterprises" will include employee benefit plans; references to "fines" will include any excise taxes " assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" will include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

      Section 11. Retroactive Effect: The provisions of this Article will be deemed retroactive and will include all acts of the officers and directors of the Corporation since the date of incorporation.

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